EXHIBIT 99









                             JOINT FILING AGREEMENT


         The undersigned hereby agree that the foregoing Schedule 13D may be filed on behalf of each of them.


November 12, 1996                           /s/ Kurt T. Borowsky*
                                            ---------------------
                                            Kurt T. Borowsky



                                            /s/ David J. Roy*
                                            -----------------------
                                            David J. Roy



                                            VAN BEUREN MANAGEMENT TRUST

                                            By /s/ Kurt T. Borowsky*
                                            ---------------------------
                                            Kurt T. Borowsky, Trustee


                                            THE MCJ FOUNDATION

                                            By /s/ Kurt T. Borowsky*
                                            ---------------------------
                                            Kurt T. Borowsky, Director


                                            THE PICK FOUNDATION, INC.

                                            By /s/ Kurt T. Borowsky*
                                            -----------------------------
                                            Kurt T. Borowsky, Director


* By /s/ Kenneth M. Socha
-----------------------------------
 Kenneth M. Socha, Attorney-in-Fact


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